                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                             OVERNITE CORPORATION


                                   ARTICLE I.
                                   ----------

                           Meetings of Shareholders.
                           -------------------------

  1.1  Places of Meetings.  All meetings of the shareholders shall be held at
       ------------------
such place, either within or without the State of Virginia, as from time to time may be fixed by the Board of Directors.

  1.2  Annual Meetings.  The annual meeting of the shareholders, for the
       ---------------
election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the third Thursday in April, or such other date as may be fixed by the Board of Directors.

  1.3  Special Meetings.  A special meeting of the shareholders for any purpose
       ----------------
or purposes may be called at any time by the Chairman of the Board, the President or by a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

  1.4  Notice of Meetings.  Written or printed notice stating the place, day and
       ------------------
hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not fewer than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his or her address which appears in the share transfer books of the Corporation.

  1.5  Quorum.  Any number of shareholders together holding at least a majority
       ------
of the outstanding shares of each voting group entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum of such voting group for the transaction of business. If less than a quorum of a voting group shall be in attendance at the time for which a meeting of such voting group shall have been called, with respect to that voting group the meeting may be adjourned from time to time by a majority of the shares of such voting group present or represented by proxy without notice other than by announcement at the meeting.

  1.6  Voting.  At any meeting of the shareholders each shareholder of a class
       ------
entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his or her name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his or her duly authorized attorney-in-fact.

  1.7  Inspectors.  An appropriate number of inspectors for any meeting of
       ----------
shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

1.8  Advance Notice of Nominations and Shareholder Business.
     ------------------------------------------------------

(a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of the shareholders (1) pursuant to the Corporation's notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any shareholder of the Corporation who was a shareholder of record at the time of delivery of the notice provided for in this Section 1.8, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.8.

(b) For any nomination of a Director or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of paragraph (a) of this Section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal office of the Corporation not fewer than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting (not less than sixty days nor more than ninety days prior to April 15, 1999 in the case of the Corporation's first annual meeting); provided,
                                                                      --------
     however, if the date of the annual meeting is advanced by more than thirty
     -------
     days or delayed by more than sixty days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner.

(c)  Notwithstanding anything in the second sentence of paragraph (b) of this
     Section 1.8 to the contrary, in the event that the number of Directors to be elected by the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least seventy days prior to the first anniversary of the preceding year's annual meeting, a shareholders' notice required by this
     Section 1.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors and only such business shall be conducted at an annual meeting as is proposed in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall be disregarded.

(e) For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release issued by the Corporation or in a mailing to the Corporation's shareholders.

(f) Notwithstanding the foregoing provisions of this Section 1.8, a shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.8. Nothing in this Section 1.8 shall affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                  ARTICLE II.
                                  -----------

                                   Directors.
                                   ----------

  2.1  General Powers.  The property, affairs and business of the Corporation
       --------------
shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

  2.2  Number of Directors.  The number of Directors constituting the Board of
       -------------------
Directors shall be four.

  2.3  Election and Removal of Directors; Quorum.
       -----------------------------------------

       (a) Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

       (b) Directors shall hold their offices until their terms have expired and until their successors are elected.

       (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next shareholders' meeting at which directors are elected.

       (d) A majority of the number of Directors prescribed in these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

  2.4  Meetings of Directors.  An annual meeting of the Board of Directors shall
       ---------------------
be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President or any two of the Directors. The Secretary or officer performing the Secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph, facsimile, telephone or in person of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

  2.5  Compensation.  By resolution of the Board, Directors may be allowed a fee
       ------------
and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

  2.6  Eligibility for Service as a Director.  No person who shall have attained
       -------------------------------------
the age of 70 years shall be eligible for election as a Director of the Corporation. Any person elected a Director prior to age 70 shall retire from the Board upon attaining that age, provided that any person serving as a Director on the date of the adoption of this Bylaw shall be entitled to serve out his term regardless of age.

                                  ARTICLE III.
                                  ------------

                                  Committees.
                                  -----------

  3.1  Executive Committee.  The Board of Directors, by resolution adopted by a
       -------------------
majority of the number of Directors fixed by these Bylaws, may elect an Executive Committee which shall consist of not fewer than two Directors, including the President. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to (i) approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to (S) 13.1-706 of the Virginia Code; (iv) adopt, amend, or repeal the Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, other than within limits specifically prescribed by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action that the

Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

  3.2  Audit Committee.  The Board of Directors, by resolution adopted by a
       ---------------
majority of the number of Directors fixed by these Bylaws, shall designate an Audit Committee which shall consist of two or more Directors, none of whom shall be an employee of the Corporation or any of its subsidiaries. The Committee shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Audit Committee shall (a) recommend the firm to be employed as the Corporation's external auditor and review the proposed discharge of any such firm; (b) review the external auditor's compensation, the proposed terms of its engagement and its independence; (c) review the appointment and replacement of the senior internal-auditing executive, if any; (d) serve as a channel of communication between the external auditor and the Board of Directors and between the senior internal-auditing executive, if any, and the Board; (e) review the results of each external audit of the Corporation, the report of the audit, any related management letter, management's responses to recommendations made by the external auditor in connection with the audit, reports of the internal auditing department that are material to the Corporation as a whole and management's responses to such reports; (f) review the Corporation's annual financial statements, any certification, report, opinion or review rendered by the external auditor in connection with those financial statements, and any significant disputes between management and the external auditor that arose in connection with the preparation of those financial statements; (g) consider, in consultation with the external auditor and the senior internal-auditing executive, if any, the adequacy of the Corporation's internal financial controls; and (h) consider major changes and other major questions of choice respecting the appropriate auditing and accounting principles and practices to be used in preparation of the Corporation's financial statements.

  3.3  Compensation Committee.  The Board of Directors, by resolution adopted by
       ----------------------
a majority of the number of Directors fixed by these Bylaws, shall designate a Compensation Committee which shall consist of two or more directors, none of whom are employees of the Corporation or any of its subsidiaries. The Compensation Committee shall meet at least annually or as necessary to perform the duties provided for in this section. The Compensation Committee shall: (a) review and recommend to the Board of Directors the annual salary, bonus, stock options and other benefits, direct and indirect, of the President and Chief Executive Officer and other senior executive officers of the Corporation; (b) review any new executive compensation program; review on a periodic basis the operation of the Corporation's executive compensation programs to determine whether they are properly coordinated; establish and periodically review policies for the administration of executive compensation programs; (c) establish and periodically review policies in the area of management perquisites; (d) evaluate the performance of the President and Chief Executive Officer and review the evaluations of the Corporation's senior management conducted by the President and Chief Executive Officer; (e) oversee the President's development of plans for the succession of senior management personnel; (f) administer stock option plans maintained by the Corporation; and
(g) prepare the annual report of
the Compensation Committee for inclusion in the Corporation's proxy statement for the annual meeting of shareholders.

  3.4  Governance Committee.  The Board of Directors, by resolution adopted by a
       --------------------
majority of the number of Directors fixed by these Bylaws, shall designate a Governance Committee which shall consist of two or more Directors, a majority of whom are not employees of the Corporation or the Corporation's subsidiaries.
The Governance Committee shall be responsible for matters related to service on the Board of Directors of the Corporation and associated issues of corporate governance. The Governance Committee from time to time shall evaluate the size, composition and performance of the Board of Directors. Prior to each annual meeting of shareholders, the Committee shall recommend to the Board of Directors the individuals to constitute the nominees of the Board of Directors, for whose election Board will solicit proxies. The Committee shall review the qualifications of individuals for consideration as Director candidates and shall recommend to the Board, for its consideration, the names of individuals for election by the Board. The Committee shall recommend to the Board of Directors those Directors to be selected for membership on the various Board committees. In addition, the Committee shall from time to time conduct studies and make recommendations to the Board regarding compensation for Directors. The Committee shall have and may exercise such other powers, authority and responsibilities as may be determined by the Board of Directors.

  3.5  Other Committees.  The Board of Directors, by resolution adopted by a
       ----------------
majority of the number of Directors fixed by these Bylaws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not fewer than two Directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

  3.6  Meetings.  Regular and special meetings of any Committee established
       --------
pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

  3.7  Quorum and Manner of Acting.  A majority of the members of any Committee
       ---------------------------
serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

  3.8  Term of Office.  Members of any Committee shall be elected as above
       --------------
provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

  3.9  Resignation and Removal.  Any member of a Committee may resign at any
       -----------------------
time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

  3.10  Vacancies.  Any vacancy occurring in a Committee resulting from any
        ---------
cause whatever may be filled by a majority of the number of Directors fixed by these Bylaws.

                                  ARTICLE IV.
                                  -----------

                                    Officers
                                    --------

  4.1  Election of Officers; Terms.  The officers of the Corporation shall
       ---------------------------
consist of a Chairman of the Board, a President and Chief Executive Officer, a Secretary and a Treasurer. Other officers, including one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The Chairman of the Board shall be chosen from among the Directors. Any two officers may be combined in the same person as the Board of Directors may determine.

  4.2  Removal of Officers; Vacancies.  Any officer of the Corporation may be
       ------------------------------
removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

  4.3  Duties.  The officers of the Corporation shall have such duties as
       ------
generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

  4.4  Duties of the Chairman of the Board.  The Chairman of the Board shall
       -----------------------------------
have the powers and duties customarily and usually associated with the office of the Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the shareholders. In the event of the Chairman of the Board's temporary absence or disability and the absence or disability of the President and Chief Executive Officer, the Chairman of the Board shall have the power to designate any Director to preside at any or all
meetings of the shareholders and of the Board of Directors.   If at any time the
office of President and Chief Executive Officer shall not be filled, or in the event of the disability of the President and Chief Executive Officer, the Chairman of the Board shall have the duties and powers of the President and Chief Executive Officer. The Chairman of the Board shall have such other powers and perform such greater or lesser duties as may be delegated to him or her from time to time by the Board of Directors.

  4.5  Duties of the President and Chief Executive Officer.  The President shall
       ---------------------------------------------------
be the Chief Executive Officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors. The President shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. The President shall be a Director, and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he or she shall be ex officio a member
                                                             -- -------
of all Committees of the Board. In the absence of the Chairman of the Board, the President shall preside at all corporate meetings. The President may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, the President shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors.

  4.6  Duties of the Vice Presidents.  Each Vice President, if any, shall have
       -----------------------------
such powers and duties as may from time to time be assigned to him or her by the President or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

  4.7  Duties of the Treasurer.  The Treasurer shall have charge of and be
       -----------------------
responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. The Treasurer shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices;
(ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Audit Committee or the President. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

  4.8  Duties of the Secretary.  The Secretary shall act as secretary of all
       -----------------------
meetings of the Board of Directors and shareholders of the Corporation. When requested, the Secretary shall also act as secretary of the meetings of the committees of the Board. The Secretary shall keep and preserve the minutes of all such meetings in permanent books. The Secretary shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.

  4.9  Compensation.  The Board of Directors shall have authority to fix the
       ------------
compensation of all officers of the Corporation.

                                   ARTICLE V.
                                   ----------

                                 Capital Stock.
                                 --------------

  5.1  Certificates.  The shares of capital stock of the Corporation shall be
       ------------
evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

  5.2  Lost, Destroyed and Mutilated Certificates.  Holders of the shares of the
       ------------------------------------------
Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

  5.3  Transfer of Shares.  The shares of the Corporation shall be transferable
       ------------------
or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

  5.4  Fixing Record Date.  For the purpose of determining shareholders entitled
       ------------------
to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                  ARTICLE VI.
                                  -----------

                           Miscellaneous Provisions.
                           -------------------------

  6.1  Seal.  The seal of the Corporation shall consist of a flat-faced circular
       ----
die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

  6.2  Fiscal Year.  The fiscal year of the Corporation shall end on such date
       -----------
and shall consist of such accounting periods as may be fixed by the Board of Directors.

  6.3  Checks, Notes and Drafts.  Checks, notes, drafts and other orders for the
       ------------------------
payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

  6.4  Amendment of Bylaws.  Unless proscribed by the Articles of Incorporation,
       -------------------
these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

  6.5  Voting of Shares Held.  Unless otherwise provided by resolution of the
       ---------------------
Board of Directors or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

  6.5  Control Share Acquisitions.  The Corporation shall not be governed by the
       --------------------------
provisions of Article 14.1 of the Virginia Stock Corporation Act.

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

                                  ARTICLE VII.
                                  ------------

                               Emergency Bylaws.
                               -----------------

  The Emergency Bylaws provided in this Article VII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency bylaws). An emergency exists if a quorum of the Corporation's Board of Directors cannot readily be assembled because of a catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

  During any such emergency:

        (a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section 2.4 above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

        (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by Article II of the Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

        (i) Vice Presidents not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

        (ii) All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and


        (iii) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

        (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

        (d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

  No officer, Director or employee shall be liable for action taken in good faith in accordance with these Emergency Bylaws.

  These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.